Exhibit 99.1

Soluna To Expand Renewable-Powered AI & Bitcoin Computing with New 100MW Site

Project Ellen to Tap Texas Wind for Data Centers

Albany, NY – April 17, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced today that it has signed a term sheet for power for Project Ellen, a new 100 MW data center co-located with a 145 MW wind farm in South Texas.

The wind farm is owned by a new power partner—a leader in renewable energy and sustainable infrastructure in the U.S. and internationally.

This agreement marks another step forward in Soluna’s mission to scale renewable-powered AI, high performance computing (HPC), and Bitcoin mining while optimizing grid stability.

Project Ellen will be developed in two 50MW phases, leveraging wind energy to drive sustainable computing at scale.

“With Project Ellen, we continue to prove that computing can be a powerful driver for renewable energy adoption,” said John Belizaire, CEO of Soluna Holdings.

“This expansion in Texas reinforces our commitment to solving the challenge of underutilized green power while providing the infrastructure needed for the future of Bitcoin and AI.”

With Project Ellen, Soluna is expected to have over 698 MW of data center capacity in operation, construction, or development.

Project	Location	Power Source	Size (MW)	Model	Status
Dorothy 1A	TX	Wind	25	BTC Hosting	Operating
Dorothy 1B	TX	Wind	25	BTC Mining	Operating
Sophie	KY	Grid	25	BTC Hosting	Operating
Dorothy 2	TX	Wind	48	BTC Hosting	Construction
Grace	TX	Wind	2	AI Hosting/Cloud	Development
Kati	TX	Wind	166	BTC Hosting / AI or HPC	Shovel Ready
Rosa	TX	Wind	187	BTC Hosting / AI or HPC	Development
Hedy	TX	Wind	120	BTC Hosting / AI or HPC	Development
Ellen	TX	Wind	100	BTC Hosting / AI or HPC	Development

As part of Soluna’s tradition of naming projects after women pioneers in science and technology, Project Ellen is named after Ellen Ochoa, the first Hispanic woman to travel to space and a trailblazer in aerospace engineering.

With Project Ellen, Soluna advances its mission of utilizing excess renewable energy for scalable, low-cost computing solutions. The company will now focus on completing definitive power purchase agreements, land agreements, and ERCOT planning.

For more information, visit www.solunacomputing.com

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the development of Project Ellen and our expectations with respect to the amount of renewable energy capacity Project Ellen will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io